As filed with the Securities and Exchange Commission on July 26, 2018 Registration No. 333- UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	04-3321804
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3301 Agriculture Drive, Madison, WI 53716
Telephone (608) 441-8120
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

James V. Caruso President and Chief Executive Officer
Cellectar Biosciences, Inc.
3301 Agriculture Drive, Madison, WI 53716
Telephone (608) 441-8120
(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:
Gregory J. Lynch, Esq.
Joshua B. Erekson, Esq.	Michael F. Nertney
Michael Best & Friedrich LLP	Ellenoff Grossman & Schole LLP
One South Pinckney Street, Suite 700	1345 Avenue of the Americas
Madison, Wisconsin 53703	New York, NY 10105-0302
(608) 257-3501	(212) 370-1300

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-225675

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company)☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee (2)
Common Stock, par value $0.00001 per share	$		$
Preferred Stock, par value $0.00001 per share
Common Stock issuable upon conversion of Preferred Stock (3)
Warrants to purchase Common Stock
Common Stock issuable upon exercise of Warrants
Total		$5,520,000		$688
(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-225675).
(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $5,520,000 in (i) additional shares of common stock , par value $0.00001 per share each with a warrant to purchase one share of common stock, (ii) additional Series C convertible preferred stock, par value $0.00001 per share (the “Series C Preferred Stock”) each with warrants to purchase a number of shares of common stock equal to $10,000 divided by the conversion price of the Series C Preferred Stock, (iii) shares of common stock issuable upon conversion of the additional shares of Series C Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-225675), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on July 26, 2018, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on July 26, 2018.

CELLECTAR BIOSCIENCES, INC.

By:	/s/ Brian Posner
Brian Posner
Vice President and Chief Financial Officer

Signature	Title	Date
*	Chief Executive Officer and Director	July 26, 2018
James V. Caruso	(principal executive officer)

/s/ Brian Posner	Chief Financial Officer	July 26, 2018
Brian Posner	(principal financial officer and
principal accounting officer)

*	Director	July 26, 2018
Frederick W. Driscoll

*	Director	July 26, 2018
Stephen A. Hill

*	Director	July 26, 2018
Stefan D. Loren, Ph.D.

*	Director	July 26, 2018
John Neis

*	Director	July 26, 2018
Douglas J. Swirsky

* /s/ Brian Posner as attorney-in-fact.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Exhibit No.
5.1	Legal Opinion of Michael Best & Friedrich LLP*
23.1	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)*
23.2	Consent of Baker Tilly Virchow Krause, LLP*
24.1	Powers of Attorney (included on signature page)	S-1	June 15, 2018	24.1

*	Filed herewith.